Exhibit 99.1

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES RECORD RESULTS FOR THIRD QUARTER 2013

Revenue up 6.7% sequentially and 21.9% year-over-year

Increases full-year revenue and EPS guidance

TEANECK, N.J., November 5, 2013 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its third quarter 2013 financial results.

Highlights – Third Quarter 2013

•	Quarterly revenue rose to $2.31 billion, up 6.7% sequentially and 21.9% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $1.05, compared to $0.91 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $1.13, compared to $0.98 in the year-ago quarter.

•	Net headcount addition for the quarter was approximately 2,100.

Revenue for the third quarter of 2013 rose to $2.31 billion, up 21.9% from $1.89 billion in the third quarter of 2012. GAAP net income was $319.6 million, or $1.05 per diluted share, compared to $276.9 million, or $0.91 per diluted share, in the third quarter of 2012. Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $1.13, compared to $0.98 in the third quarter of 2012. GAAP operating margin for the quarter was 19.0%. Non-GAAP operating margin was 20.4%, marginally higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We delivered yet another quarter of industry-leading growth that was broad-based across our portfolio of industries, services and geographies,” said Francisco D’Souza, Chief Executive Officer. “The sheer velocity of change in the industries we serve is driving the C-suite to challenge the status quo and rethink their business models to be relevant for the future. Our investments across multiple horizons of growth position us well to deliver differentiated value as we partner with clients in this journey.”

“Our performance during the quarter was stronger than anticipated due to a faster ramp up in demand for outsourcing services and strong discretionary spend on consulting and technology services,” said Gordon Coburn, President. “Our continuous reinvestment in our business continues to help us strengthen our capabilities to address our clients’ dual mandate of driving greater performance in their current businesses, while positioning them better for future success.”

2013 Outlook –Full Year

The Company is providing the following guidance:

•	Fiscal 2013 revenue expected to be at least $8.84 billion, up at least 20.3% compared to 2012.

•	Fiscal 2013 diluted EPS expected to be at least $4.01 on a GAAP basis, and $4.37 on a non-GAAP basis.

•	EPS guidance excludes any fourth quarter net non-operating foreign exchange gain or loss.

“Our strong performance in the quarter allows us to once again increase our full year revenue and EPS guidance and further strengthens our balance sheet,” said Karen McLoughlin, Chief Financial Officer. “During the quarter, we increased total cash and short-term investments by $460 million to almost $3.4 billion.”

Conference Call

Cognizant will host a conference call November 5, 2013 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2013 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 421394 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Tuesday, November 19, 2013. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 166,400 employees as of September 30, 2013, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Historically, we sought to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Beginning with 2013, we continue to seek to manage the company to the same targeted operating margin, but we now also exclude acquisition-related charges, in addition to excluding stock-based compensation expense, in setting our internal operating targets. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Our 2012 non-GAAP measures have been adjusted to reflect this change. We believe providing investors with an operating view consistent with how we manage the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial information that does not include stock-based compensation expense and acquisition-related charges for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding these costs provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and certain acquisition-related charges. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$2,305,723	$1,891,688	$6,487,701	$5,398,257

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,382,336	1,111,898	3,854,314	3,127,307
Selling, general and administrative expenses	443,376	384,951	1,277,106	1,155,900
Depreciation and amortization expense	42,652	39,453	126,212	109,807

Income from operations	437,359	355,386	1,230,069	1,005,243

Other income (expense), net:
Interest income	10,696	12,041	37,023	33,097
Other, net	(8,857)	(3,044)	(30,314)	(16,588)

Total other income (expense), net	1,839	8,997	6,709	16,509

Income before provision for income taxes	439,198	364,383	1,236,778	1,021,752

Provision for income taxes	119,571	87,482	332,532	249,268

Net income	$319,627	$276,901	$904,246	$772,484

Basic earnings per share	$1.06	$0.93	$3.00	$2.56

Diluted earnings per share	$1.05	$0.91	$2.97	$2.52

Weighted average number of common shares outstanding - Basic	301,632	299,058	301,719	301,571

Weighted average number of common shares outstanding - Diluted	304,275	303,132	304,632	306,555

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30,	December 31,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$2,031,119	$1,570,077
Short-term investments	1,329,480	1,293,681
Trade accounts receivable, net of allowances of $31,344 and $25,816, respectively	1,637,126	1,345,661
Unbilled accounts receivable	254,060	183,085
Deferred income tax assets, net	268,635	201,894
Other current assets	218,785	219,896

Total Current Assets	5,739,205	4,814,294
Property and equipment, net	1,011,803	971,486
Goodwill	417,959	309,185
Intangible assets, net	118,141	87,475
Deferred income tax assets, net	160,746	178,824
Other noncurrent assets	169,295	160,307

Total Assets	$7,617,149	$6,521,571

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$114,825	$108,707
Deferred revenue	141,937	149,696
Accrued expenses and other current liabilities	1,345,276	1,118,927

Total Current Liabilities	1,602,038	1,377,330
Deferred income tax liabilities, net	14,794	2,777
Other noncurrent liabilities	352,041	287,081

Total Liabilities	1,968,873	1,667,188

Stockholders’ Equity	5,648,276	4,854,383

Total Liabilities and Stockholders’ Equity	$7,617,149	$6,521,571

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP income from operations	$437,359	$355,386	$1,230,069	$1,005,243
Add: Stock-based compensation expense (a)	27,023	22,261	86,353	79,911
Add: Acquisition-related charges (b)	5,120	2,878	17,686	10,426

Non-GAAP income from operations	$469,502	$380,525	$1,334,108	$1,095,580

GAAP operating margin	19.0%	18.8%	19.0%	18.6%
Effect of above adjustments	1.4%	1.3%	1.6%	1.7%

Non-GAAP operating margin	20.4%	20.1%	20.6%	20.3%

GAAP diluted earnings per share	$1.05	$0.91	$2.97	$2.52
Effect of above adjustments, net of tax	0.08	0.07	0.25	0.22

Non-GAAP diluted earnings per share	$1.13	$0.98	$3.22	$2.74

Notes:

(a)	For the three months ended September 30, 2013, the $27,023 adjustment to exclude stock-based compensation from income from operations includes $4,455, which was reported in cost of revenues and $22,568, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended September 30, 2012, the $22,261 adjustment to exclude stock-based compensation from income from operations includes $3,889, which was reported in cost of revenues and $18,372, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the nine months ended September 30, 2013, the $86,353 adjustment to exclude stock-based compensation from income from operations includes $13,570, which was reported in cost of revenues and $72,783, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the nine months ended September 30, 2012, the $79,911 adjustment to exclude stock-based compensation from income from operations includes $12,653, which was reported in cost of revenues and $67,258, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Adjustments to exclude acquisition-related charges, including the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, integration costs and other acquisition-related costs.

The above tables serves to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended September 30, 2013
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$954,379	41.4%	4.8%	21.0%
Healthcare	599,947	26.0%	10.8%	24.2%
Manufacturing/Retail/Logistics	490,622	21.3%	6.3%	23.7%
Other	260,775	11.3%	5.4%	16.6%

Total Revenue	$2,305,723		6.7%	21.9%

Revenue by Geography:
North America	$1,783,081	77.3%	6.3%	18.5%
United Kingdom	246,397	10.7%	5.4%	26.0%
Rest of Europe	168,259	7.3%	9.7%	57.1%

Europe - Total	414,656	18.0%	7.1%	37.0%
Rest of World	107,986	4.7%	11.8%	28.0%

Total Revenue	$2,305,723		6.7%	21.9%

	Nine Months Ended September 30, 2013
				Growth %
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$2,720,427	41.9%		22.5%
Healthcare	1,651,540	25.5%		15.1%
Manufacturing/Retail/Logistics	1,378,062	21.2%		26.4%
Other	737,672	11.4%		12.9%

Total Revenue	$6,487,701			20.2%

Revenue by Geography:
North America	$5,042,666	77.7%		17.3%
United Kingdom	696,650	10.7%		24.7%
Rest of Europe	453,490	7.0%		46.1%

Europe - Total	1,150,140	17.7%		32.3%
Rest of World	294,895	4.5%		29.0%

Total Revenue	$6,487,701			20.2%